Exhibit N.3

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Solar Senior Capital Ltd. and Subsidiary:

We consent to the use of our reports dated February 25, 2013 with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting for Solar Senior Capital Ltd. and subsidiary included herein and to the references to our firm under the headings “Selected Financial Data” and “Independent Registered Public Accounting Firm” in the Registration Statement on Form N-2.

/s/ KPMG LLP

New York, New York

September 19, 2013